                                                                    EXHIBIT 3(A)

                                                          FEDERAL IDENTIFICATION
                                                          NO.  04-2471221
                                                             -------------------

                       THE COMMONWEALTH OF MASSACHUSETTS

                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)


We, Henrique de Campos Meirelles                                   , President
    ---------------------------------------------------------------
and Michael R. Garfield                                       , Assistant Clerk
    ----------------------------------------------------------
of    BankBoston Corporation                                                   ,
   ----------------------------------------------------------------------------
                          (Exact name of corporation)

located at   100 Federal Street, Boston, MA 02110                             ,
           -------------------------------------------------------------------
                   (Street address of corporation in Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on September 24, 1998 by a vote of the directors.

                                   ARTICLE I
                        The name of the Corporation is:

                            BankBoston Corporation

                                  ARTICLE II
     The purpose of the Corporation is to engage in the following business activities:

To buy, sell, deal in, or hold securities of every kind and description; and in general to carry on any business permitted to corporations organized under Chapter 156B of the Massachusetts General Laws as now in force or hereafter amended.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

-----------------------------       -----------------------------------------
      WITHOUT PAR VALUE                          WITH PAR VALUE
-----------------------------       -----------------------------------------
   TYPE    NUMBER OF SHARES           TYPE     NUMBER OF SHARES    PAR VALUE
-----------------------------       -----------------------------------------
Common:                               Common:  500,000,000         $1.00
-----------------------------       -----------------------------------------

-----------------------------       -----------------------------------------
Preferred:   10,000,000*              Preferred:
-----------------------------       -----------------------------------------

-----------------------------       -----------------------------------------

    *200,000 shares of Junior Participating Preferred Stock, Series D

                                  ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

   See Attachment A

                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

   None

                                  ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders:

   See Attachment B

                                  ATTACHMENT A


                                   ARTICLE 4


(A) There shall be a class of common stock having a par value of $1.00 per share consisting of 500,000,000 shares. The holders of record of such common stock shall have one vote for each share of such common stock held by them, respectively.

(B) There shall be a class of Preferred Stock consisting of 10,000,000 shares without par value. The shares of the Preferred Stock are to be issuable at any time or from time to time in one or more series as and when established by the Board of Directors, each such series to have such designation or title as may be fixed by the Directors prior to the issuance of any shares thereof, and each such series may differ from every other series already outstanding as may be determined by the Directors prior to the issuance of any shares thereof, in any or all of the following, but in no other respects:

(a) the rate of dividend (cumulative or non-cumulative) to which holders of the Preferred Stock of any such series shall be entitled;

(b) the terms and manner of the redemption by the corporation of the Preferred Stock of any such series;

(c) the special or relative rights of the holders of the Preferred Stock of any such series in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation;

(d) the terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of any such series;

(e) the right, if any, of the holders of Preferred Stock of any such series to convert the same into stock of any other class or classes or into other securities of the corporation, and the terms and conditions of such conversion; and

(f) the voting rights, if any, of the holders of Preferred Stock of any such series.


(C) Preferred Stock, Series A: {Redeemed on July 13, 1998; no additional shares of Preferred Stock may be issued as Series A Preferred Stock.}

(D) Preferred Stock, Series B: {Redeemed on July 13, 1998; no additional shares of Preferred Stock may be issued as Series B Preferred Stock.}

(E) Preferred Stock, Series C: {Redeemed on July 13, 1998; no additional shares of Preferred Stock may be issued as Series C Preferred Stock.}

(F) Preferred Stock, Series D

1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series D" and the number of shares constituting such series shall be 200,000.

2.  DIVIDENDS AND DISTRIBUTIONS.

    (A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Junior Participating Preferred Stock, Series D with respect to dividends, the holders of shares of Junior Participating Preferred Stock, Series D shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Participating Preferred Stock, Series D, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $3.10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of common stock, par value $2.25 per share, of the corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Participating Preferred Stock, Series D. In the event the corporation shall at any time after June 28, 1990 ( the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Junior Participating Preferred Stock, Series D were entitled immediately prior to such event under clause
    (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The corporation shall declare a dividend or distribution on the Junior Participating Preferred Stock, Series D as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $3.10 per share on the Junior Participating Preferred Stock, Series D shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Participating Preferred Stock, Series D from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Participating Preferred Stock, Series D, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Participating Preferred Stock, Series D entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Participating Preferred Stock, Series D in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Participating Preferred Stock, Series D entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3. VOTING RIGHTS. The holders of shares of Junior Participating Preferred Stock, Series D shall have the following voting rights:

    (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Participating Preferred Stock, Series D shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Junior Participating Preferred Stock, Series D were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) Except as otherwise provided herein or by law, the holders of shares of Junior Participating Preferred Stock, Series D and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

    (C)(i) If at any time dividends on any Junior Participating Preferred Stock, Series D shall be in arrears in an amount equal to the full accrued dividends for six (6) or more quarterly dividends periods, whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof irrevocably set aside in trust for the holders of all of such shares, the Board of Directors of the corporation shall promptly take all necessary actions to increase the authorized number of directors of the corporation by one (1) and the holders of the shares of the Junior Participating Preferred Stock, Series D then outstanding shall be entitled (by series, voting as a single class) to elect one (1) person director to the Board of Directors of the corporation (such right to elect one (1) director being hereinafter sometimes referred to as the "special voting rights"), each outstanding share having such right being entitled for such purpose to one vote; provided, however, that at such time as the arrearage in payment of dividends which gave rise to the exercise of the special voting rights has been cured with regard to the Junior Participating Preferred Stock, Series D by waiver or payment of all accrued dividends, the right of the holders of such shares so to vote as provided in this paragraph
    (C)(i) of this Section 3 shall cease (subject to renewal from time to time upon the same terms and conditions) and the term of office of the person who is at that time a director elected by such holders shall terminate and the number of directors of the corporation shall be automatically reduced by one
    (1).

    (ii) At any time after the special voting rights shall have become vested in the holders of the shares of the Junior Participating Preferred Stock, Series D as provided in paragraph (C)(i) of this Section 3, the Clerk of the corporation, as promptly as possible but in any event within twenty (20) days after receipt of the written request of the holders of 10% of the shares of the Junior Participating Preferred Stock, Series D then outstanding, addressed to the corporation at its principal office, shall call a special meeting of the holders of the shares of the Junior Participating Preferred Stock, Series D for the purpose of electing such additional director, such meeting to be held at any place as provided by the Bylaws of the corporation for meetings of the corporation's stockholders, and upon not less then ten (10) nor more than twenty (20) days notice. If such meeting shall not be so called within twenty (20) days after receipt of the request by the Clerk of the corporation, then the holders of 10% of the shares of the Junior Participating Preferred Stock, Series D then outstanding may, by written notice to the Clerk of the corporation, designate any person to call such meeting, and the person so designated may call such meeting, at any such place as provided above and upon not less then ten (10) nor more than twenty (20) days notice and for that purpose shall have access to the stockholder record books of the corporation. No such special meeting of the holders of the shares of the Junior Participating Preferred Stock, Series D and no adjournment thereof shall be held on a date later than thirty (30) days before the annual meeting of stockholders of the corporation. At any meeting so called or at any annual meeting held at any time when the special voting rights are in effect, the holders of a majority of the shares of the Junior Participating Preferred Stock, Series D then outstanding, present in person or by proxy, shall be sufficient to constitute a quorum for the election of such additional director, and such additional director, together with any and all other directors who are then members of the Board of Directors, shall constitute the duly elected directors of the corporation.

    (C)(iii) With respect to a vacancy arising in the directorship referred to in paragraph (C)(i) of this Section 3 at any time when the special voting rights are in effect pursuant to paragraph (C)(i) of this Section 3, upon the written request of the holders of 10% of the shares of the Junior Participating Preferred Stock, Series D then outstanding, addressed to the corporation at its principal office, the Clerk of the corporation shall give notice of a special meeting of holders of the shares of the Junior Participating Preferred Stock, Series D of the election of a director to fill such vacancy caused by death, resignation or other inability to serve as a director elected by such holders, to be held not less than ten (10) nor more than twenty (20) days following receipt by the Clerk of the corporation of such written request. So long as special voting rights are in effect pursuant to paragraph (i) of this Section 3(c), any director who shall have been so elected by the holders of the Junior Participating Preferred Stock, Series D may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.

    (D) Except as set forth herein, holders of Junior Participating Preferred Stock, Series D shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.  CERTAIN RESTRICTIONS.

    (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Participating Preferred Stock, Series D as provided in
    Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Participating Preferred Stock, Series D outstanding shall have been paid in full, the corporation shall not:

       (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Participating Preferred Stock, Series D;

       (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Participating Preferred Stock, Series D, except dividends paid ratably on the Junior Participating Preferred Stock, Series D and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

       (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Participating Preferred Stock, Series D, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Participating Preferred Stock, Series D;

       (iv) purchase or otherwise acquire for consideration any shares of Junior Participating Preferred Stock, Series D, or any shares of stock ranking on a parity with the Junior Participating Preferred Stock, Series D, except pursuant to Section 8 or in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. REACQUIRED SHARES. Any shares of Junior Participating Preferred Stock, Series D purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

6.   LIQUIDATION, DISSOLUTION OR WINDING UP.

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Participating Preferred Stock, Series D unless, prior thereto, the holders of shares of Junior Participating Preferred Stock, Series D shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series D Liquidation Preference"). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Junior Participating Preferred Stock, Series D unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Junior Participating Preferred Stock, Series D and Common Stock, respectively, holders of Junior Participating Preferred Stock, Series D and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Junior Participating Preferred Stock, Series D and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Junior Participating Preferred Stock, Series D, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Junior Participating Preferred Stock, Series D shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Participating Preferred Stock, Series D shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. REDEMPTION. The outstanding shares of Junior Participating Preferred Stock, Series D may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to 100 percent of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus
(ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 30 day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.

9. RANKING. The Junior Participating Preferred Stock, Series D shall rank junior to all other series of the corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

10. AMENDMENT. At such time as shares of Junior Participating Preferred Stock, Series D are outstanding, the Articles of Organization of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Participating Preferred Stock, Series D so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Junior Participating Preferred Stock, Series D, voting separately as a class.

11. FRACTIONAL SHARES. Junior Participating Preferred Stock, Series D may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Participating Preferred Stock, Series D.

12. CANCELLATION. Any shares of the Junior Participating Preferred Stock, Series D redeemed, exchanged, or purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof; all such shares shall upon their cancellation become authorized but unissued shares of preferred stock.

(G) Preferred Stock, Series E: {Redeemed on September 15, 1997; no additional shares of Preferred Stock may be issued as Series E Preferred Stock.}

(H) Preferred Stock, Series F: {Redeemed on July 15, 1998; no additional shares of Preferred Stock may be issued as Series F Preferred Stock.}

                                  ATTACHMENT B



                                   ARTICLE 6

(A) The Directors may amend, add to or repeal the By-Laws in whole or in part except with respect to any provision thereof which, by law or the By-Laws requires action of the stockholders.

(B)  Meetings of the stockholders may be held anywhere in the United States.

(C) The corporation may be a partner in any business enterprise which the corporation would have the power to conduct by itself.

(D) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 (or successor provisions) of Chapter 156B of the Massachusetts General Laws or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ATTACHMENT C


BANKBOSTON CORPORATION (FORMERLY BANK OF BOSTON CORPORATION)
--------------------------------------------------------------------------------

OFFICERS:
--------
Charles K. Gifford, Chairman and               Blueberry Hill, Manchester, MA  01944
Chief Executive Officer

Henrique de Campos Meirelles, President and    381 Warren Street, Brookline, MA  02146
Chief Operating Officer

Susannah M. Swihart, Vice Chair,               17 Mayflower Terrace, Newton Highlands, MA  02161
Chief Financial Officer and Treasurer

Paul F. Hogan, Vice Chair                      41 Windsor Road, Milton, MA  02186

Bradford H. Warner, Vice Chair                 19 Kress Farm Road, Hingham, MA  02043

Gary A. Spiess, Clerk                          *2 Davis Road, Marblehead, MA  01945


*Address for service of process is:  100 Federal Street, Boston, MA 02110


DIRECTORS:
---------

Wayne A. Budd                                  460 Park Drive, Boston, MA  02215
William F. Connell                             111 Ocean Avenue, Swampscott, MA  01907
Gary L. Countryman                             111 Hager Street, Marlboro, MA  01752
William M. Crozier, Jr.                        41 Ridge Hill Farm Road, Wellesley, MA  02181
Alice F. Emerson                               39 New Street, P.O. Box 206, Siasconset, MA  02654
Charles K. Gifford                             Blueberry Hill, Manchester, MA  01944
Thomas J. May                                  22 Longmeadow Drive, Westwood, MA  02090
Donald F. McHenry                              2746 Unicorn Lane, N.W., Washington, D.C.  20015
Henrique de Campos Meirelles                   381 Warren Street, Brookline, MA  02146
Paul C. O'Brien                                451 Wellesley Street, Weston, MA  02493
Thomas R. Piper                                106 Lee Drive, Concord, MA  01742
Francene S. Rodgers                            72 Evans Road, Brookline, MA  02146
John W. Rowe                                   950 N. Michigan Avenue, No. 3306, Chicago, IL  60611
Glenn P. Strehle                               188 Country Drive, Weston, MA  02193
William C. Van Faasen                          12 Proctor Street, Manchester, MA  01944
Thomas B. Wheeler                              288 Park Drive, Springfield, MA  01106
Alfred M. Zeien                                300 Boylston Street, Boston, MA  02116

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

   100 Federal Street, Boston, MA 02110

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                 NAME       RESIDENTIAL ADDRESS        POST OFFICE ADDRESS
President:

Treasurer:              See Attachment C

Clerk:

Directors:



c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and address of the resident agent, if any, of the corporation is:


**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendment s to the following articles. Briefly describe amendments below:

     This Restatement also reflects the deletion from Articles 3 and 4 of the descriptions of the Series A,B,C,E and F Preferred Stock, which have been redeemed, and the restoration of those shares to the status of authorized but unissued shares of preferred stock in accordance with MGL C. 156B, Sec. 21A.


SIGNED UNDER THE PENALTIES OF PERJURY, this 24th day of September, 1998,


/s/ HENRIQUE DE CAMPOS MEIRELLES                            , President
------------------------------------------------------------
Henrique de Campos Meirelles


/s/ MICHAEL R. GARFIELD                                       , Assistant Clerk
--------------------------------------------------------------
Michael R. Garfield

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


       _________________________________________________________________


      I hereby approve the within Articles of Amendment and, the filing fee in the amount of $400 having been paid, said articles are deemed to have been filed with me this 18th day of November, 1998.


      Effective date: ______________


                          /s/ WILLIAM FRANCIS GALVIN
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                Donna M. Rowan
              --------------------------------------------------

                BankBoston Corporation
              --------------------------------------------------

                100 Federal Street, MA BOS 01-19-02
              --------------------------------------------------

                Telephone:  Boston, MA 02110
                          --------------------------------------
                             617 434-5360